      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1999
                                                   Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    --------

                         CANDLEWOOD HOTEL COMPANY, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                        48-1188025
    (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

                     8621 East 21st Street North, Suite 200
                              Wichita, Kansas 67206
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                    --------

                         1996 EQUITY PARTICIPATION PLAN
                  OF CANDLEWOOD HOTEL COMPANY, INC., AS AMENDED

                              (Full title of Plan)

                                    --------

               Warren D. Fix                               Copy to:
        Executive Vice President,                      Charles K. Ruck
 Chief Operating Officer and Secretary                Latham & Watkins
     Candlewood Hotel Company, Inc.       650 Town Center Drive, Twentieth Floor
8621 East 21st Street North, Suite 200         Costa Mesa, California 92626
          Wichita, Kansas 67206                        (714) 540-1235
             (316) 631-1300

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                                                  Proposed
                                              Proposed            Maximum
  Title of Each Class         Amount           Maximum            Aggregate         Amount of
   of Securities to            to be        Offering Price        Offering        Registration
     be Registered          Registered       Per Share(1)         Price(1)            Fee(2)
------------------------ ----------------- ------------------ ----------------- -----------------
Common Stock,                776,710            $2.696           $2,094,010.16         $583
$.01 par value per share
------------------------ ----------------- ------------------ ----------------- -----------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Average Offering Price Per Share is based upon (a) the per share average weighted exercise price ($4.29) of previously granted options exercisable for 257,550 shares and (b) the average ($1.91) of the high and low sales price of the Registrant's Common Stock, as reported on the Nasdaq Stock Market on September 16, 1999 (which were $2.06 and $1.75, respectively), as to the 519,160 shares available for future grants under the Registrant's 1996 Equity Participation Plan.

(2) On October 10, 1997, the Registrant paid a registration fee of $2,429 in connection with the registration of 900,000 shares of Common Stock pursuant to its Registration Statement on Form S-8 (File No. 333-39219). Pursuant to Instruction E of Form S-8, the Registrant is paying a registration fee of $583 in connection with the registration of an additional 776,710 shares of Common Stock pursuant to this Registration Statement.

                                     PART I

        The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

        This Registration Statement on Form S-8 relates to the amendment of the 1996 Equity Participation Plan of Candlewood Hotel Company, Inc. (the "1996 Plan"). A prior Registration Statement on Form S-8 (Registration No. 333-39219), filed with the Commission on October 31, 1997, covered 900,000 shares of our Common Stock, $.01 par value per share, authorized for issuance pursuant to the 1996 Plan. Our Board of Directors approved the First Amendment to the 1996 Equity Participation Plan of Candlewood Hotel Company, Inc. (the "First Amendment" and, together with the 1996 Plan, the "Amended Plan") increasing the number of shares of Common Stock reserved for issuance under the 1996 Plan from 900,000 to 1,676,710. Our stockholders approved the First Amendment at our 1998 Annual Meeting of Stockholders held on May 18, 1998. Accordingly, pursuant to this registration statement, we are registering an additional 776,710 shares of Common Stock for issuance pursuant to the Amended Plan.

        Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the information contained in the Registrant's Registration Statement on Form S-8 (Registration No. 333-39219) filed with the Commission on October 31, 1997.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The consolidated financial statements of the Company at December 31, 1998 and 1997, and for each of the two years in the period ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, and for the year ended December 31, 1996, by KPMG LLP, independent auditors, as set forth in their respective reports thereon included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the respective reports of Ernst & Young LLP and KPMG LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

ITEM 8. EXHIBITS

        See Index to Exhibits on page E-1.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on this 23rd day of September, 1999.

                                       CANDLEWOOD HOTEL COMPANY, INC.

                                       By: /s/ Warren D. Fix
                                          --------------------------------------
                                          Warren D. Fix
                                          Chief Financial Officer

                                POWER OF ATTORNEY

        Each of the undersigned officers and directors of Candlewood Hotel Company, Inc. hereby severally constitutes and appoints each of Jack P. DeBoer and Warren D. Fix as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Candlewood Hotel Company, Inc. and on the dates indicated.

        Signature                         Title                              Date
        ---------                         -----                              ----
   /s/ Jack P. DeBoer       Director, Chairman of the Board and       September 22, 1999
--------------------------  Chief Executive Officer (Principal
   Jack P. DeBoer           Executive Officer)

   /s/ Warren D. Fix        Director, Executive Vice President,       September 22, 1999
--------------------------  Chief Financial Officer and Secretary
   Warren D. Fix            (Principal Financial Officer)

   /s/ Gary E. Costley      Director                                  September 22, 1999
--------------------------
   Gary E. Costley

   /s/ Robert J. Cresci     Director                                  September 22, 1999
--------------------------
   Robert J. Cresci

   /s/ Richard J. Ferris    Director                                  September 22, 1999
--------------------------
   Richard J. Ferris

   /s/ Thomas L. Keltner    Director                                  September 22, 1999
--------------------------
   Thomas L. Keltner

   /s/ Robert S. Morris     Director                                  September 22, 1999
--------------------------
   Robert S. Morris

   /s/ Thomas H. Nielsen    Director                                  September 22, 1999
--------------------------
   Thomas H. Nielsen

   /s/ Frank J. Pados, Jr.  Director                                  September 22, 1999
--------------------------
   Frank J. Pados, Jr.

   /s/ William L. Perocchi  Director                                  September 22, 1999
--------------------------
   William L. Perocchi

   /s/ Tony M. Salazar      Director                                  September 13, 1999
--------------------------
   Tony M. Salazar

   /s/ Thomas W. Storey     Director                                  September 22, 1999
--------------------------
   Thomas W. Storey

                                  EXHIBIT INDEX

EXHIBIT
-------
  4.1        Specimen Certificate of Common Stock (Incorporated by
             reference from Candlewood Hotel Company, Inc.'s Registration
             Statement on Form S-1 (Registration No. 333-12021)).

  4.2        Form of Warrant (Incorporated by reference from Candlewood
             Hotel Company, Inc.'s Current Report on Form 8-K/A filed
             August 6, 1998).

  4.3        Amended and Restated Stockholders Agreement dated as of July 10,
             1998 (Incorporated by reference from Candlewood Hotel Company,
             Inc.'s Current Report on Form 8-K/A filed August 10, 1998).

  5.1        Opinion of Latham & Watkins.

 23.1        Consent of Latham & Watkins (included in Exhibit 5.1).

 23.2        Consent of Ernst & Young LLP.

 23.3        Consent of KPMG LLP.

 24.1 Power of Attorney (Incorporated in the signature page to this registration statement).

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